EXHIBIT 5.1

May 19, 2003

Tumbleweed Communications Corp.

700 Saginaw Drive

Redwood City, California 94063

Re:	Tumbleweed Communications Corp.
Form S-4 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Tumbleweed Communications Corp., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-4 (File No. 333-103876) as filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2003, and Amendment No. 1 to the Registration Statement, filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Act”), up to 12,054,542 shares (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), issuable pursuant to the Agreement and Plan of Reorganization and Merger by and among the Company, Velocity Acquisition Sub, Inc., a Delaware corporation (“Sub”), and Valicert, Inc., a Delaware corporation (“Valicert”), dated as of February 18, 2003 (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Amended and Restated Certificate of Incorporation, as amended to date and currently in effect; (iv) the Amended and Restated Bylaws of the Company, as amended to date and currently in effect; and (v) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our

Tumbleweed Communications Corp.

May 19, 2003

examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the bar in the State of Delaware, and we do not express any opinion as to laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, we are of the opinion that upon (i) receipt of the requisite shareholder votes and the consummation of the merger of Sub with Valicert pursuant to the Merger Agreement and (ii) the issuance of the Shares and delivery of certificates representing the Shares in the form of the specimen certificates examined by us, signed manually by an authorized officer of the transfer agent and registrar of the Common Stock in the manner contemplated in the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden Arps Slate Meagher & Flom LLP